UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

In connection with a proposed registered offering of common stock of ING U.S., Inc. (the “Company”) by ING Group N.V., on October 21, 2013, the Company filed with the Securities and Exchange Commission Amendment No. 2 to its Registration Statement on Form S-1 (the “Registration Statement”).

The Registration Statement contains the following statements with respect to the Company’s results of operations for the quarter ended September 30, 2013:

“We currently are in the process of preparing our consolidated financial statements for the quarter ended September 30, 2013. Subject to the conduct and completion of our financial closing procedures, we anticipate that our operating earnings before income taxes will be higher, in the aggregate, than the results we reported for the quarter ended June 30, 2013, and that our ongoing business adjusted operating earnings before income taxes will be generally consistent, in the aggregate, with the results we reported for the quarter ended June 30, 2013.

Our independent registered public accounting firm has not audited, reviewed or performed any procedures, and does not express an opinion or any other form of assurance, with respect to our anticipated third quarter financial results. Our actual results may differ materially from our current expectations due to the completion of our financial closing procedures, final adjustments and other developments, including subsequent events, if any, that may arise between now and the time that the consolidated financial statements for this period are issued. The foregoing information is qualified by, and should be read together with, ‘Management’s Discussion and Analysis of Results of Operations and Financial Condition’ and our consolidated financial statements and the related notes” included in the Registration Statement.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 is furnished and not filed for purposes of Section 18 of the Securities Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., Inc. (Registrant)

By:	/s/ Harris Oliner
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: October 21, 2013